Exhibit 10.6


                                                                  EXECUTION COPY

                         SHAREHOLDER COVENANT AGREEMENT

     THIS SHAREHOLDER COVENANT AGREEMENT is made and entered into effective as of the January 26, 2005, by and between Michael P. Flynn, Charles A. Leone, Stephen S. Meeker and John C. Schreiner (collectively the "Shareholders" or individually, "Shareholder"), FLF, Inc. d/b/a Diversified Risk Insurance Brokers (the "Company") and Sutter Holding Company, Inc. ("Sutter"). Terms not otherwise defined herein shall have the meaning given to such terms in the Acquisition (as defined herein).

         WHEREAS, pursuant to an Acquisition Agreement (hereinafter called the "Acquisition Agreement") dated November 22, 2004 to be effective January 26, 2005 by and among the Company, the Shareholders, Sutter and Sutter Acquisition Company, Inc. ("Sutter Acquisition Company"), Sutter Acquisition Company merged with and into the Company, with the Company as the surviving corporation and on such terms that the Shareholders exchanged their Company stock for Sutter stock pursuant to the terms and conditions set forth in the Acquisition Agreement;

         WHEREAS, the Shareholders will derive substantial benefits from the merger transaction set forth in the Acquisition Agreement; and

         WHEREAS, it is a condition to Sutter's obligation to consummate the merger transaction, as specified in Section 7.10 of the Acquisition Agreement, that each Shareholder enter into this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

     1. Shareholders' Covenants.

     (a) Nonsolicitation of Clients. Each Shareholder agrees that he will not, individually or jointly, directly or indirectly: (i) solicit or accept insurance business or accounts from, make insurance sales to, or act as a broker for insurance accounts or receive fees or commissions with respect to any of the foregoing activities to or for any person or entity who is a client or customer of the Company, at the time of the execution of this Agreement, or any client or customer of the Company or any successor thereto at any time during the term of this Agreement (other than in his capacity as an employee of the Company or any successor to the Company) nor (ii) in any way interfere with the relationship between any client or customer of the Company and the Company (including, without limitation, making any negative statements or communications concerning the Company). The obligations of each Shareholder under this Section l(a) shall extend to the location or locations utilized by any person or entity who is or becomes a client or customer of the Company or any successor thereto during the term hereof.

     (b) Nonsolicitation of Employees. Each Shareholder agrees that he will not, directly or indirectly, employ, solicit for employment or advise or recommend to any person not affiliated with the Company or its affiliates that they employ or solicit for employment, any employee of the Company or its affiliates.



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     (c) Covenant Not to Compete. Each Shareholder  acknowledges and agrees with
Sutter that each Shareholder's services to the Company are unique in nature and that the business conducted by the Company and its successors would be irreparably damaged if any of the Shareholders were to provide similar services to any person or entity competing with the Company or its successors or engaged in a similar business. Each Shareholder agrees that he will not either for himself or for any other individual, corporation, partnership, joint venture or other entity, directly or indirectly (as a director, officer, proprietor, employee, manager, consultant, independent contractor, advisor (or otherwise)), engage in, own any interest in, perform any services for, participate in or be connected with any business or organization that directly engages in insurance agency or insurance brokerage services in the following counties in the state of
California: Alameda, Contra Costa, Marin, Napa, San Francisco, San Mateo, Santa Clara, Santa Cruz, Solano and Sonoma provided, however, that the provisions of this subparagraph (c) shall not be deemed to prohibit a Shareholder's ownership of not more than two percent (2%) of the total shares of all classes of stock outstanding of any publicly held company.

     2. Consideration. Each Shareholder acknowledges and agrees that (a) he has and will derive substantial benefit in the form of the Merger Consideration and
(b) the execution and delivery of this Agreement is a condition precedent to the consummation of the transactions set forth in the Acquisition Agreement. Each Shareholder acknowledges and agrees that no separate or additional consideration is required and that the Merger Consideration received by each Shareholder pursuant to the Acquisition Agreement is adequate consideration to make this Agreement valid, binding and enforceable in accordance with its terms.

     3. Term. The term of this Agreement shall extend for the longer of (i) five
(5) years from the date hereof and (ii) eighteen months from the date on which the Shareholder is no longer an employee of the Company or its successor (such period the "Noncompete Period"); provided, that if the Company terminates the employment of the Shareholder without Cause (as defined in that certain Employment Agreement by and among Sutter, the Company and such Shareholder, dated as of the date hereof (the "Employment Agreement")), Section 1(c) shall terminate upon the later of (x) the termination of the Company's obligation to make post-termination payments pursuant to Section 10 of the Employment Agreement or (y) the effectiveness of such termination. In the event of a breach of this Agreement, the term shall be extended as to the breaching Shareholder for a period equal to the duration of any period during which such Shareholder is in breach of the Agreement.

     4. Injunctive Relief for Breach. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The parties hereto agree and acknowledge that each Shareholder's breach of the terms and provisions contained in Section 1 of this Agreement shall materially and irreparably harm the Company, that money damages shall accordingly not be an adequate remedy for any breach of the provisions of this Agreement by any Shareholder. Therefore, in addition to all other rights and remedies which the Company may have at law and in order to enforce or prevent any violations of the provisions of Section 1 of this Agreement, as an additional and cumulative


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remedy, the covenants contained in Section 1 shall be enforceable by the Company may, in its sole discretion, seek specific performance and/or other injunctive relief (without posting any bond or deposit) from any court of law or equity of competent jurisdiction. Each of the Shareholders, Sutter and the Company intend that the covenants of Section 1 shall be deemed to be a series of separate covenants for each county set forth in Section 1(c) and one for each month of the Noncompete Period. If any court of competent jurisdiction shall finally determine that the restraints provided for in Section 1 are invalid or unenforceable, as to the area, activity or time covered, such court shall have the power to reduce or restrict said area, activity or time covered, to delete specific words or phrases or to replace any invalid or unenforceable term or provision in Section 1 with a term or provision that is valid and enforceable
and  that  comes  closest  to  expressing   the  intention  of  the  invalid  or
unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     5. Sutter or Company Bankruptcy. Notwithstanding anything herein to the contrary, in the event that a petition for adjudication of either Sutter or the Company (or any successor or assignee of either entity), as a voluntary or involuntary debtor shall be filed under the laws relating to bankruptcy and said petition is not dismissed within thirty (30) days of filing, then all of the restrictions and covenants in this Agreement, and specifically the covenants in
Section 1(a, b and c), shall immediately be null and void.

     6. Miscellaneous.

     (a) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient or when sent by facsimile followed by delivery by reputable overnight courier service, or one day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to Buyer, Seller and the Company at the addresses indicated below. All notices, demands and other communications hereunder may be given by any other means (including telecopy or electronic mail), but shall not be deemed to have been duly given unless and until it is actually received by the intended recipient:

                  If to Sutter:   William Knuff, III, Co-Chairman, Co-CEO and
                                      CFO and
                                  R. Michael Collins, President
                                  Sutter Holding Company, Inc.
                                  220 Montgomery Street, Suite 2100
                                  San Francisco, CA  94104
                                  Facsimile:  (415) 788-1515

                  With a copy to: Eunu Chun, Esq.
                                  Kirkland & Ellis, LLP
                                  153 East 53rd Street
                                  New York, NY 10022-4611
                                  Facsimile: (212) 446-4900


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                  If to
                  Shareholders:   Michael P. Flynn
                                  Diversified Risk Insurance Brokers
                                  5900 Christie Ave.
                                  Emeryville, CA  94608
                                  Facsimile: (510) 547-5648

                  With a copy to: David M. Mosier, Esquire
                                  Knox McLaughlin Gornall & Sennett, P.C.
                                  120 West 10th Street
                                  Erie, PA 16501-1461
                                  Facsimile: (814) 453-4530

     Any party may change the address to which notices are to be sent to it by giving ten (10) days' written notice of such change of address to the other party in the manner hereinafter provided for giving notice. Notices will be considered delivered on the date of personal delivery or on the date of deposit in the United States mail in the manner above provided for giving notice by mail.

     (b) Survival. This Agreement shall extend to and be binding upon each Shareholder, his legal representatives and heirs.

     (c) Waiver of Breach. The waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     (d) Entire Agreement. Except for the other agreements and documents specifically referred to herein, this instrument contains the entire agreement of the parties with respect to the subject matter hereof. It may not be changed orally but only by an amendment in writing signed by the party against whom enforcement is sought.

     (e) Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction).

     (f) Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) Successors and Assigns. All of the terms and provisions of this Agreement shall be binding on and inure to the benefit of and be enforceable by Sutter, Sutter Acquisition Company and Diversified Risk, their successors and assigns.

     (h) Further Assurances. Each of the parties hereto shall use such party's reasonable efforts to take such actions as may be necessary or reasonably requested by the other parties hereto to carry out and consummate the transactions contemplated by this Agreement.

     (i)   Counterparts.   This  Agreement  may  be  signed  in  any  number  of
counterparts, all of which, taken together, shall constitute a single agreement.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove written.


                                               COMPANY:
                                               FLF, INC. d/b/a DIVERSIFIED RISK
                                               INSURANCE BROKERS

                                               By:
                                                  -----------------------------

                                               Title:
                                                     --------------------------


                                               THE SHAREHOLDERS:


                                                /s/ MICHAEL P. FLYNN
                                               ---------------------------------
                                                Michael P. Flynn

                                                /s/ CHARLES A. LEONE
                                               ---------------------------------
                                                Charles A. Leone

                                                /s/ STEPHEN S. MEEKER
                                               ---------------------------------
                                                Stephen S. Meeker

                                                /s/ JOHN C. SCHREINER
                                               ---------------------------------
                                                John C. Schreiner